CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 29, 2021, relating to the financial statements and financial highlights of Marathon Value Portfolio, a series of Northern Lights Fund Trust III, for the year ended September 30, 2021, and to the references to our firm under the headings “Comparison of Service Providers” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 23, 2022